EXHIBIT 1

                                                         10/26/94

                Kansas City Power & Light Company
                   Medium-Term Notes Due From
             9 Months to 30 Years from Date of Issue

                     DISTRIBUTION AGREEMENT


                                        November __, 1994



MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
  Incorporated
Smith Barney Inc.
c/o Merrill Lynch & Co.
World Financial Center
North Tower, 10th Floor
New York, New York 10281-1310

Dear Sirs:

          Kansas City Power & Light Company, a Missouri corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Smith Barney Inc. (the "Agents") with respect to the issue and sale by the Company of its Medium-Term Notes described herein (the "Notes"). The Notes are to be issued pursuant to an indenture (the "Indenture") dated as of November 1, 1994 between the Company and The Bank of New York, as trustee (the "Note Trustee").

          Payment of the principal of and any premium or interest on the Notes is to be secured by the pledge by the Company to the Note Trustee of a Mortgage Bond, Medium-Term Series E (the "Pledged Bond") to be issued under the General Mortgage Indenture and Deed of Trust ("Mortgage Indenture") dated as of December 1, 1986 between the Company and United Missouri Bank of Kansas City, N.A., as Trustee ("Mortgage Trustee"), as heretofore supplemented and as the same may from time to time be amended or supplemented, including the Tenth Supplemental Indenture dated as of November 1, 1994 (the "Supplemental Mortgage Indenture") pursuant to which the series of Bonds consisting of the Pledged Bond is created. The term "Mortgage," as hereinafter used, means such Mortgage dated as of December 1, 1986 as so supplemented and as the same may from time to time be amended and supplemented.

          As of the date hereof, the Company has authorized the issuance and sale of up to U.S. $125,000,000 aggregate principal amount of Notes through the Agents pursuant to the terms of this
Agreement.   It is understood, however, that the Company may from
time to time authorize the issuance of additional Notes and that such additional Notes may be sold through or to the Agents pursuant to the terms of this Agreement, all as though the issuance of such Notes were authorized as of the date hereof.

          This Agreement provides both for the sale of Notes by the Company directly to purchasers, in which case the Agents may act as agents of the Company in soliciting Note purchases, and (as may from time to time be agreed to by the Company and the Agents) to the Agents as principal for resale to purchasers.

          The Company has filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-3 (No. ________) for the registration of the Notes under the Securities Act of 1933 (the "1933 Act") and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the SEC under the 1933 Act (the "1933 Act Regulations"). Such registration statement has been declared effective by the SEC and the Indenture has been qualified under the Trust Indenture Act of 1939 (the "1939 Act"). Such registration statement (and any further registration statements which may be filed by the Company for the purpose of registering additional Notes and in connection with which this Agreement is included or incorporated by reference as an exhibit) and the prospectus constituting a part thereof, and any prospectus supplements relating to the Notes, including all documents incorporated therein by reference, as from time to time amended or supplemented by the filing of documents pursuant to the Securities Exchange Act of 1934 (the "1934 Act") or the 1933 Act or otherwise, are referred to herein as the "Registration Statement" and the "Prospectus," respectively, except that if any revised prospectus shall be provided to the Agents by the Company for use in connection with the offering of the Notes which is not required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations, the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Agents for such use.


          SECTION 1.  Appointment as Agents.

          (a) Appointment of Agents. Subject to the terms and conditions stated herein and subject to the reservation by the Company of the right to sell Notes directly on its own behalf, the Company hereby appoints the Agents as the exclusive agents for the purpose of soliciting purchases of the Notes from the Company by others and agrees that, except as otherwise contemplated herein, whenever the Company determines to sell Notes directly to an Agent as principal for resale to others, it will enter into a Terms Agreement (hereafter defined) relating to such sale in accordance with the provisions of Section 3(b) hereof. The Agents are not authorized to appoint sub-agents or to engage the services of any other broker or dealer in connection with the offer or sale of the Notes. The Company agrees that, during the period the Agents are acting as the Company's agents hereunder, the Company will not appoint other agents to act on its behalf, or to assist it, in the placement of the Notes, provided, however, that the Company may appoint additional agents who have executed this Agreement or an agreement substantially similar to this Agreement to solicit offers to purchase Notes, which appointment shall not become effective until notice thereof is given to the Agents. Such notice shall be in writing or by telephone or telegraph confirmed in writing and may be given only after consultation with the Agents.

          (b) Reasonable Efforts Solicitations; Right to Reject Offers. Upon receipt of instructions from the Company, the Agents will use their reasonable efforts to solicit purchases of such principal amount of the Notes as the Company and the Agents shall agree upon from time to time during the term of this Agreement, it being understood that the Company shall not approve the solicitation of purchases of Notes in excess of the amount which shall be authorized by the Company from time to time or in excess of the principal amount of Notes registered pursuant to the Registration Statement. The Agents will have no responsibility for maintaining records with respect to the aggregate principal amount of Notes sold, or of otherwise monitoring the availability of Notes for sale under the Registration Statement. The Agents will communicate to the Company, orally or in writing, each offer to purchase Notes, other than those offers rejected by the Agents. The Agents shall have the right, in their discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be deemed a breach of the agreement of the Agents contained herein. The Company may accept or reject any proposed purchase of the Notes, in whole or in part.

          (c) Solicitations as Agents; Purchases as Principal. In soliciting purchases of the Notes on behalf of the Company, the Agents shall act solely as agents for the Company and not as principal. The Agents shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by the Agents and accepted by the Company. The Agents shall not have any liability to the Company in the event any such purchase is not consummated for any reason. The Agents shall not have any obligation to purchase Notes from the Company as principal, but an Agent may agree from time to time to purchase Notes as principal. Any such purchase of Notes by an Agent as principal shall be made pursuant to a Terms Agreement in accordance with Section 3(b) hereof.

          (d) Reliance. The Company and the Agents agree that any Notes the placement of which the Agents arrange shall be placed by the Agents, and any Notes purchased by an Agent shall be purchased, in reliance on the representations, warranties, covenants and agreements of the Company contained herein and on the terms and conditions and in the manner provided herein.

          SECTION 2.  Representations and Warranties.

          (a) The Company represents and warrants to the Agents as of the date hereof, as of the date of each acceptance by the Company of an offer for the purchase of Notes (whether through the Agents as agents or to an Agent as principal), as of the date of each delivery of Notes (whether through the Agents as agents or to an Agent as principal) (the date of each such delivery to an Agent as principal being hereafter referred to as a "Settlement Date"), and as of any time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates of Notes or similar changes) or there is filed with the SEC any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K relating exclusively to the issuance of Notes under the Registration Statement, unless the Agents shall otherwise specify) (each of the times referenced above being referred to herein as a "Representation Date") as follows:

          (i) Due Incorporation and Qualification. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of its incorporation with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company.

          (ii)  Subsidiaries.  The Company has no
     significant subsidiaries, as "significant subsidiary" is defined in Rule 405 of Regulation C of the 1933 Act
     Regulations.

          (iii) Registration Statement and Prospectus. At the time the Registration Statement became effective, the Registration Statement complied, and as of the applicable Representation Date will comply, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the SEC promulgated thereunder. The Registration Statement, at the time it became effective, did not, and at each time thereafter at which any amendment to the Registration Statement becomes effective or any Annual Report on Form 10-K is filed by the Company with the SEC and as of each Representation Date, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as of the date hereof does not, and as of each Representation Date will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Agents expressly for use in the Registration Statement or Prospectus.

          (iv)  Incorporated Documents.  The documents
     incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the SEC, complied or when so filed will comply, as the case may be, in all material respects with the requirements of the 1934 Act and the rules and regulations promulgated thereunder (the "1934 Act Regulations"), and, when read together and with the other information in the Prospectus, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

          (v) Accountants. The accountants who issued their reports on the financial statements included or incorporated by reference in the Prospectus are independent public accountants within the meaning of the 1933 Act and the 1933 Act Regulations.

          (vi)  Financial Statements.  The financial
     statements and any supporting schedules of the Company included or incorporated by reference in the Registration Statement and the Prospectus present fairly the financial position of the Company as of the dates indicated and the results of its operations for the periods specified; and, except as stated therein, said financial statements have been prepared in conformity with generally accepted accounting principles in the United States (except for certain footnote disclosures required to be included in financial statements prepared in accordance with generally accepted accounting principles) applied on a consistent basis; and any supporting schedules included in the Registration Statement present fairly the information required to be stated therein.

          (vii)  Authorization and Validity of this
     Agreement, the Indenture and the Notes. This Agreement has been duly authorized and, upon execution and delivery by the Agents, will be a valid and binding agreement of the Company; the Indenture has been duly authorized and, upon execution and delivery by the Note Trustee, will be a valid and binding obligation of the Company enforceable in accordance with its terms; the Notes have been duly and validly authorized for issuance, offer and sale pursuant to this Agreement and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and the Indenture against payment of the consideration therefor specified in the Prospectus or pursuant to any Terms Agreement, the Notes will constitute valid and legally binding obligations of the Company enforceable in accordance in with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights generally or by general equity principles; the Notes and the Indenture will be substantially in the forms heretofore delivered to the Agents and conform in all material respect to all statements relating thereto contained in the Prospectus; and the Notes will be entitled to the benefits provided by the Indenture.

          (viii) The Pledged Bond. The Pledged Bond has been duly and validly authorized, issued, authenticated, pledged and delivered to the Note Trustee in accordance with the Indenture and the Supplemental Mortgage Indenture; and the Pledged Bond constitutes the legal, valid and binding obligation of the Company and conforms to the description thereof in the Registration Statement and the Prospectus; the payments of the principal of and any premium or interest on the Notes are secured by the Pledged Bond.

          (ix) Material Changes or Material Transactions. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as may otherwise be stated therein or contemplated thereby, (a) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business and
     (b) there have been no material transactions entered into by the Company other than those in the ordinary course of business.

          (x) No Defaults. The Company is not in violation of its Restated Articles of Consolidation, as amended, or by-laws, or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its properties may be bound; the execution and delivery of this Agreement, the Indenture and the Supplemental Mortgage Indenture and the consummation of the transactions contemplated herein, therein and pursuant to any applicable Terms Agreement have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company is a party or by which it may be bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the Restated Articles of Consolidation, as amended, or by-laws, of the Company or any law, administrative regulation or administrative or court order or decree.

          (xi) Regulatory Approvals. The Company has made all necessary filings and obtained all necessary consents or approvals from the Missouri Public Service Commission and the Federal Energy Regulatory Commission (the "FERC") in connection with the issuance and sale of the Notes and the issuance, pledge and delivery of the Pledged Bond, or will have done so by the time the Notes shall be issued and sold, and no consent, approval, authorization, order or decree of any other court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the 1939 Act, the 1933 Act Regulations or state securities ("Blue Sky") laws.

          (xii) Legal Proceedings; Contracts. Except as may be set forth in the Registration Statement, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting, the Company which might, in the opinion of the Company, result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, or might materially and adversely affect its properties or assets or might materially and adversely affect the consummation of this Agreement or any Terms Agreement; and there are no contracts or documents of the Company which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.

          (xiii) Franchises. The Company holds valid and subsisting franchises, licenses and permits authorizing it to carry on the respective utility businesses in which it is engaged in the territories from which substantially all of its gross operating revenue is derived.

          (xiv) Mortgaged Property. The Company has good and sufficient title to all property described or referred to in the Mortgage and purported to be conveyed thereby, subject only to the lien of the Mortgage and "Permissible
     Encumbrances" as therein defined.

          (b) Additional Certifications. Any certificate signed by any director or officer of the Company and delivered to the Agents or to counsel for the Agents in connection with an offering of Notes or the sale of Notes to an Agent as principal shall be deemed a representation and warranty by the Company to the Agents as to the matters covered thereby on the date of such certificate and at each Representation Date subsequent thereto.

          SECTION 3.  Solicitations as Agents; Purchases as
Principal.

          (a) Solicitations as Agents. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Agents agree, as agents of the Company, to use their reasonable efforts to solicit offers to purchase the Notes upon the terms and conditions set forth herein and in the Prospectus.

          The Company reserves the right, in its sole discretion, to suspend solicitation of purchases of the Notes through the Agents, as agents, commencing at any time for any period of time or permanently. Upon receipt of instructions from the Company, the Agents will forthwith suspend solicitation of purchases from the Company until such time as the Company has advised the Agents that such solicitation may be resumed.

          The Company agrees to pay the Agents a commission, in the form of a discount, equal to the applicable percentage of the principal amount of each Note sold by the Company as a result of a solicitation made by the Agents as set forth in Schedule A hereto.

          The purchase price, interest rate, maturity date and other terms of the Notes shall be agreed upon by the Company and the Agents and set forth in a pricing supplement to the Prospectus to be prepared following each acceptance by the Company of an offer for the purchase of Notes. Except as may be otherwise provided in such supplement to the Prospectus, the Notes will be issued in denominations of U.S. $1,000 or any larger amount that is an integral multiple of U.S. $1,000. All Notes sold through the Agents as agents will be sold at 100% of their principal amount unless otherwise agreed to by the Company and the Agents.

          (b) Purchases as Principal. Each sale of Notes to an Agent as principal shall be made in accordance with the terms contained herein and (unless the Company and such Agent shall otherwise agree) pursuant to a separate agreement which will provide for the sale of such Notes to, and the purchase and reoffering thereof by, such Agent. Each such separate agreement (which may be an oral agreement) between an Agent and the Company is herein referred to as a "Terms Agreement". Unless the context otherwise requires, each reference contained herein to "this Agreement" shall be deemed to include any applicable Terms Agreement between the Company and an Agent. Each such Terms Agreement, whether oral or in writing, shall be with respect to such information (as applicable) as is specified in Exhibit A hereto. An Agent's commitment to purchase Notes as principal pursuant to any Terms Agreement or otherwise shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the principal amount of Notes to be purchased by an Agent pursuant thereto, the price to be paid to the Company for such Notes (which, if not so specified in a Terms Agreement, shall be at a discount equivalent to the applicable commission set forth in Schedule A hereto), the time and place of delivery of and payment for such Notes, any provisions relating to rights of, and default by purchasers acting together with such Agent in the reoffering of the Notes, and such other provisions (including further terms of the Notes) as may be mutually agreed upon. The Agents may reallow any portion of the commission payable pursuant hereto to dealers or purchasers in connection with the offer and sale of any Notes. An Agent may utilize a selling or dealer group in connection with the resale of the Notes purchased. Such Terms Agreement shall also specify the requirements for the officer's certificate, opinions of counsel and comfort letter pursuant to Sections 7(b), 7(c) and 7(d) hereof.

          (c) Administrative Procedures. Administrative procedures with respect to the sale of Notes shall be agreed upon from time to time by the Agents and the Company (the
"Procedures"). The Agents and the Company agree to perform the respective duties and obligations specifically provided to be performed by them in the Procedures.


SECTION 4.  Covenants of the Company.

          The Company covenants with the Agents as follows:

          (a) Notice of Certain Events. The Company will notify the Agents immediately (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the transmittal to the SEC for filing of any supplement to the Prospectus or any document to be filed pursuant to the 1934 Act which will be incorporated by reference in the Prospectus, (iii) of the receipt of any comments from the SEC with respect to the Registration Statement or the Prospectus, (iv) of any request by the SEC for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (b) Notice of Certain Filings. The Company will furnish to the Agents copies of any additional registration statement with respect to the registration of additional Notes, any amendment to the Registration Statement or any amendment or supplement to the Prospectus (other than an amendment or supplement providing solely for a change in the interest rates of Notes), whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise.

          (c) Copies of the Registration Statement and the Prospectus. The Company will deliver to the Agents as many signed and conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as the Agents may reasonably request. The Company will furnish to the Agents as many copies of the Prospectus (as amended or supplemented) as the Agents shall reasonably request so long as the Agents are required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Notes.

          (d) Preparation of Pricing Supplements. The Company will prepare, with respect to any Notes to be sold through or to the Agents pursuant to this Agreement, a Pricing Supplement with respect to such Notes in a form previously approved by the Agents and will file such Pricing Supplement pursuant to Rule 424(b)(3) under the 1933 Act not later than the close of business of the SEC on the fifth business day after the date on which such Pricing Supplement is first used.

          (e) Revisions of Prospectus -- Material Changes. Except as otherwise provided in subsection (l) of this Section, if at any time during the term of this Agreement any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Agents or counsel for the Company, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, immediate notice shall be given, and confirmed in writing, to the Agents to cease the solicitation of offers to purchase the Notes in the Agents' capacity as agents and to cease sales of any Notes the Agents may then own as principal pursuant to any Terms Agreement, and the Company will promptly prepare and file with the SEC such amendment or supplement, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements.

          (f) Prospectus Revisions -- Periodic Financial Information. Except as otherwise provided in subsection (1) of this Section, on or prior to the date on which there shall be released to the general public interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall furnish such information to the Agents, confirmed in writing, and shall include such financial information and corresponding information for the comparable period of the preceding fiscal year, as well as such other information and explanations as shall be necessary in order to make the statements therein not misleading, in each Pricing Supplement issued after such date and prior to the date such information is included in a document filed by the Company with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act.

          (g) Prospectus Revisions -- Audited Financial Information. Except as otherwise provided in subsection (1) of this Section, on or prior to the date on which there shall be released to the general public financial information included in or derived from the audited financial statements of the Company for the preceding fiscal year, the Company shall either (i) cause the Registration Statement and the Prospectus to be amended, whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, to include or incorporate by reference, or
(ii) include in each Pricing Supplement issued after such date and prior to the date the Registration Statement and Prospectus are so amended, such audited financial statements and the report or reports, and consent or consents to such inclusion or incorporation by reference, of the independent accountants with respect thereto, as well as such other information and explanations as shall be necessary for an understanding of such financial statements or as shall be required by the 1933 Act or the 1933 Act Regulations.

          (h) Earnings Statements. The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering each twelve month period beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in such Rule 158) of the Registration Statement with respect to each sale of Notes.

          (i) Blue Sky Qualifications. The Company will endeavor, in cooperation with the Agents, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Agents may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided. The Company will promptly advise the Agents of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

          (j) 1934 Act Filing. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act.

          (k) Stand-Off Agreement. If required pursuant to the terms of a Terms Agreement, between the date of such Terms Agreement and the Settlement Date with respect to such Terms Agreement, the Company will not, without the Agents' prior consent, offer or sell, or enter into any agreement to sell, any debt securities of the Company (other than the Notes that are to be sold pursuant to such Terms Agreement, bank borrowings and commercial paper in the ordinary course of business).

          (l) Suspension of Certain Obligations. The Company shall not be required to comply with the provisions of subsections (e), (f) or (g) of this Section during any period from the time (i) the Agents shall have suspended solicitation of purchases of the Notes in their capacity as agents pursuant to a request from the Company and (ii) the Agents shall not then hold any Notes as principal purchased pursuant to a Terms Agreement, to the time the Company shall determine that solicitation of purchases of the Notes should be resumed or shall subsequently enter into a new Terms Agreement with the Agents.

          (m) Condition to Agency Transactions. The Company will offer to any person who has agreed to purchase Notes as the result of an offer to purchase solicited by the Agents the right to refuse to purchase and pay for such Notes if, on the related settlement date fixed pursuant to the Administrative Procedures,
(i) there has been, since the date on which such person agreed to purchase the Notes (the "Trade Date"), or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, or (ii) there shall have occurred any outbreak or escalation of hostilities or other national or international calamity or crisis the effect of which is such as to make it, in the judgment of such person, impracticable or inadvisable to purchase the Notes, or (iii) trading in any securities of the Company has been suspended by the SEC or a national securities exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the SEC or any other governmental authority, or if a banking moratorium shall have been declared by either Federal or New York authorities, or (iv) the rating assigned by any nationally recognized securities rating agency to any debt securities of the Company as of the Trade Date shall have been lowered since that date or if any such rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company.

          SECTION 5.  Conditions; Obligations.

          The obligations of the Agents to solicit offers to purchase the Notes as agents of the Company, the obligations of any purchasers of the Notes sold through the Agents as agents, and any obligation of an Agent to purchase Notes pursuant to a Terms Agreement or otherwise will be subject to the accuracy of the representations and warranties on the part of the Company herein and to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all its covenants and agreements herein contained and to the following additional conditions precedent:

          (a) Legal Opinions. On the date hereof, the Agents shall have received the following legal opinions, dated as of the date hereof and in form and substance satisfactory to the Agents:

               (1)  Opinion of Company Counsel.  The opinion of
Jeanie Sell Latz, Vice President-Law of the Company, or Mr. Mark
Sholander, General Counsel of the Company, to the effect that:

          (i) the Company is a validly organized and existing corporation in good standing under the laws of the State of Missouri and is duly qualified as a foreign corporation to do business in the State of Kansas;

          (ii) the Company is a public utility duly authorized by its Restated Articles of Consolidation, as amended, under which it was organized to carry on the business in which it is engaged as set forth in the Prospectus; and the Company has the legal right to function and operate as an electric utility in the States of Missouri and Kansas;

          (iii) the Mortgage is in due and proper form, has been duly and validly authorized by all necessary corporate action, has been duly and validly executed and delivered, and is a valid instrument legally binding on the Company;

          (iv) this Agreement, the Terms Agreements, if any, the Mortgage, the Supplemental Mortgage Indenture and the Indenture have each been duly authorized, executed and delivered by the Company and each constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally; and this Agreement, the Terms Agreements, if any, the Mortgage, the Supplemental Mortgage Indenture and the Indenture conform as to legal matters with the statements concerning them made in the Registration Statement and the Prospectus, and such statements accurately set forth the matters respecting this Agreement, the Terms Agreements, if any, the Mortgage, the Supplemental Mortgage Indenture and the Indenture required to be set forth in the Registration Statement and the Prospectus;

          (v) The Notes and the Pledged Bond are in due and proper form; the issue and sale of the Notes by the Company in accordance with the terms of this Agreement have been duly and validly authorized by the necessary corporate action; the Notes, when duly executed (which execution may include facsimile signatures of officers of the Company) authenticated and delivered to the purchasers thereof against payment of the agreed consideration therefor, will constitute legal, valid and binding obligations of the Company in accordance with their terms, secured as to the payment of the principal thereof and any premium or interest thereon by the Pledged Bond, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws affecting enforcement of creditors' rights generally; the Pledged Bond has been duly and validly authorized, executed, authenticated, pledged and delivered to the Note Trustee pursuant to the Indenture, the Mortgage and the Mortgage Supplemental Indenture, and constitutes the legal, valid and binding obligation of the Company in accordance with its terms, secured by the lien of and entitled to the benefits provided by the Mortgage, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws affecting enforcement of creditors' rights generally; and the Notes and the Pledged Bond conform as to legal matters with the statements concerning them made in the Registration Statement and Prospectus, and such statements accurately set forth the matters respecting the Notes and the Pledged Bond required to be set forth in the Registration Statement and Prospectus;

          (vi) except as to property acquired subsequent to the execution and delivery of the Supplemental Mortgage Indenture creating the Pledged Bond, the Company has good and sufficient title to all the property described or referred to in and purported to be conveyed by the Mortgage (except such property as may have been disposed of and released from the lien thereof in accordance with the terms thereof), subject only to the lien of the Mortgage, to exceptions and reservations specifically set forth therein, to "Permissible Encumbrances" as therein defined, and to matters specified in the Prospectus under "Description of Bonds -- Security and Priority"; the description in the Mortgage of said property is adequate to constitute the Mortgage Indenture a lien thereon; the Mortgage, subject only to exceptions and reservations specifically set forth therein, to "Permissible Encumbrances" and to matters specified in the Prospectus, as aforesaid, constitutes a valid, direct mortgage lien on said property, which includes substantially all of the fixed property of the Company, and on the franchises and permits of the Company pertaining to the operation of said property; all fixed property and all franchises and permits pertaining to the operation of its property acquired by the Company after the execution and delivery of the Supplemental Mortgage Indenture creating the Pledged Bond will, upon such acquisition, become subject to the lien of the Mortgage to the extent provided therein, subject, however, to "Permissible Encumbrances", to liens, if any, existing or placed thereon at the time of the acquisition thereof by the Company and to any rights or equities of others attaching under applicable local law in the absence of notice of the lien of the Mortgage by filing, recordation or otherwise; and the Mortgage is enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally;

          (vii) the Mortgage has been duly filed for recordation and otherwise filed, indexed or cross-indexed in such manner and in such places as is required by law in order to give constructive notice of, establish, preserve and protect the lien of the Mortgage on all properties of the Company of every kind described in and conveyed by the Mortgage, and all taxes payable to any state or subdivision thereof in connection with the execution, delivery or recordation of the Mortgage or the execution, authentication, issuance and delivery of the Pledged Bond and outstanding Bonds have been paid;

          (viii) the orders of the Missouri Public Service Commission and the FERC authorizing the issuance, pledge and delivery of the Pledged Bond and the issuance and sale of the Notes (through June 30, 1996 with respect to Notes maturing less than one year from the date of their issue) have been duly entered and are still in force and effect, and no further approval, authorization, consent, certificate or order of any state or federal commission or regulatory authority is necessary with respect to the execution and delivery of the Indenture and the Mortgage or the issue, pledge and delivery of the Pledged Bond or the issue and sale of the Notes as contemplated in the Agreement (Ms. Latz or Mr. Sholander may in such opinion state any maximum interest rate on the Notes established by the Missouri Public Service Commission or FERC);

          (ix)  the Company holds valid and subsisting
     franchises, licenses and permits authorizing it to carry on the respective utility businesses in which it is engaged in the territory from which substantially all of its gross operating revenue is derived;

          (x) the statements contained in the Registration Statement and Prospectus which are expressed therein to have been made on the authority of legal counsel to the Company have been reviewed by him and, as to matters of law and legal conclusions, are correct;

          (xi) the Registration Statement is effective under the Act, and no proceedings for a stop order are pending or, to the best of [Ms. Latz's] [Mr. Sholander's] knowledge, threatened under Section 8(d) of the Securities Act;

          (xii) (A) the Registration Statement and the Prospectus comply as to form in all material respects with the 1933 Act and the 1939 Act and with the 1933 Act Regulations and (B) the documents incorporated by reference in the Prospectus, as of the time they were filed with the SEC, complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations, it being understood that [Ms. Latz] [Mr. Sholander] need express no opinion or belief as to the financial statements and other financial data included in the Registration Statement, Prospectus or such documents;

          (xiii) the Mortgage Indenture and the Indenture have each been qualified under the Trust Indenture Act;

          (xiv)  To the best of [Ms. Latz's] [Mr.
     Sholander's] knowledge, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Prospectus, other than those disclosed therein, and all pending legal or governmental proceedings to which the Company is a party or of which any of its property is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business of the Company, are, considered in the aggregate, not material to the financial condition of the Company.

          (xv)  To the best of [Ms. Latz's] [Mr.
     Sholander's] knowledge, the Company is not in violation of its Restated Articles of Consolidation, as amended, or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note or lease to which it is a party or by which it or any of its properties may be bound. The execution and delivery of this Agreement, the Indenture, or the Supplemental Mortgage Indenture, or the consummation by the Company of the transactions contemplated by this Agreement, and the Pledged Bond and the Notes and the incurrence of the obligations therein contemplated, will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument known to such counsel and to which the Company is a party or by which it may be bound or to which any of the property or assets of the Company is subject (except for the lien of the Mortgage), or any law, administrative regulation or administrative or court decree known to such counsel to be applicable to the Company of any court or governmental agency, authority or body or any arbitrator having jurisdiction over the Company; nor will such action result in any violation of the provisions of the Restated Articles of Consolidation, as amended, or by-laws of the Company.

          (xvi)  To the best of [Ms. Latz's] [Mr.
     Sholander's] knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments or documents required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, the descriptions thereof or references thereto are correct, and no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instruments described, referred to, filed or incorporated by reference.

          (2) Opinion of Counsel to the Agents. The letter of Sidley & Austin, counsel for the Agents, in which such counsel shall set forth their opinions with respect to the issuance and sale of the Notes, the Pledged Bond, the Registration Statement, the Prospectus and other related matters as the Agents may reasonably require, and the Company shall have furnished to such counsel such documents as they may request for the purpose of enabling them to pass upon such matters.

          (3) Additional Statements. In giving their opinions required by subsection (a)(1) and (a)(2) of this Section, Ms. Latz or Mr. Sholander and Sidley & Austin shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement, at the time it became effective, and if an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed by the Company with the SEC subsequent to the effectiveness of the Registration Statement, then at the time such amendment became effective or at the time of the most recent such filing, and at the date hereof, or (if such opinion is being delivered in connection with a Terms Agreement pursuant to Section 3(b) hereof) at the date of such Terms Agreement and at the Settlement Date with respect thereto, as the case may be, contains or contained an untrue statement of a material fact or omits or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus, as amended or supplemented at the date hereof, or (if such opinion is being delivered in connection with a Terms Agreement pursuant to Section 5(b) hereof) at the date of such Terms Agreement and at the Settlement Date with respect thereto, as the case may be, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) Officer's Certificate. At the date hereof the Agents shall have received a certificate of the President or Vice President and the chief financial or chief accounting officer of the Company, substantially in the form of Appendix I hereto and dated as of the date hereof, to the effect that (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus or since the date of any applicable Terms Agreement, there has not been any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, (ii) the other representations and warranties of the Company contained in Section 2 hereof are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (iii) the Company has performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of such certificate, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the SEC.

          (c) Comfort Letter. On the date hereof, the Agents shall have received a letter from Coopers & Lybrand L.L.P., dated as of the date hereof and in form and substance satisfactory to the Agents, to the effect that:

          (i) They are independent public accountants with respect to the Company within the meaning of the 1933
     Act and the 1933 Act Regulations.

          (ii) In their opinion, the financial statements and supporting schedule(s) of the Company audited by them and included or incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations with respect to registration statements on Form S-3 and the 1934 Act and the 1934 Act Regulations.

          (iii) They have performed specified procedures, not constituting an audit, including a reading of the latest available interim financial statements of the Company, a reading of the minute books of the Company since the end of the most recent fiscal year with respect to which an audit report has been issued, inquiries of and discussions with certain officials of the Company responsible for financial and accounting matters with respect to the unaudited consolidated financial statements included in the Registration Statement and Prospectus and the latest available interim unaudited financial statements of the Company, and such other inquiries and procedures as may be specified in such letter, and on the basis of such inquiries and procedures nothing came to their attention that caused them to believe that: (A) the unaudited consolidated financial statements of the Company included in the Registration Statement and Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations or were not fairly presented in conformity with generally accepted accounting principles in the United States applied on a basis substantially consistent with that of the audited financial statements included therein, or (B) at a specified date not more than five days prior to the date of such letter, there was any change in the capital stock or any increase in long-term debt of the Company or any decrease in the common shareholders' equity of the Company other than for the declaration of regular quarterly dividends, in each case as compared with the amounts shown on the most recent balance sheet of the Company included in the Registration Statement and Prospectus or, during the period from the date of such balance sheet to a specified date not more than five days prior to the date of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in revenues or net income of the Company, except in each such case as set forth in or contemplated by the Registration Statement and Prospectus or except for such exceptions (e.g. inability to determine such decreases because of insufficient accounting information available after the date of such most recent balance sheet) enumerated in such letter as shall have been agreed to by the Agents and the Company.

          (iv) In addition to the examination referred to in their report included or incorporated by reference in the Registration Statement and the Prospectus, and the limited procedures referred to in clause (iii) above, they have carried out certain other specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement and Prospectus and which are specified by the Agents, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company identified in such letter.

          (d) Other Documents. On the date hereof and on each Settlement Date with respect to any applicable Terms Agreement, counsel to the Agents shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of Notes as herein contemplated shall be satisfactory in form and substance to the Agents and to counsel to the Agents.

          If any condition specified in subdivisions (a) through
(d) of this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement (or, at the option of the Agents, any applicable Terms Agreement) may be terminated by the Agents by notice to the Company at any time and any such termination shall be without liability of any party to any other party, except that the covenant regarding provision of an earnings statement set forth in Section 4(g) hereof, the provisions concerning payment of expenses under Section 10 hereof, the indemnity and contribution agreement set forth in Sections 8 and 9 hereof, the provisions concerning the representations, warranties and agreements to survive delivery of
Section 11 hereof and the provisions set forth under "Parties" of
Section 14 hereof shall remain in effect.


          SECTION 6.  Delivery of and Payment for Notes Sold
                      through the Agents.

          Delivery of Notes sold through the Agents as agents shall be made by the Company to the Agents for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for a Note on the date fixed for settlement, the Agents shall promptly notify the Company and deliver the Note to the Company, and, if the Agents have theretofore paid the Company for such Note, the Company will promptly return such funds to the Agents. If such failure occurred for any reason other than default by the Agents in the performance of their obligations hereunder, the Company will reimburse the Agents on an equitable basis for their loss of the use of the funds for the period such funds were credited to the Company's account.


          SECTION 7.  Additional Covenants of the Company.

          The Company covenants and agrees with the Agents that:

          (a) Reaffirmation of Representations and Warranties. Each acceptance by it of an offer for the purchase of Notes, and each delivery of Notes to an Agent pursuant to a Terms Agreement, shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore delivered to the Agents pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or the agent of such purchaser, or to the Agents, of the Note or Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and Prospectus as amended and supplemented to each such time).

          (b) Subsequent Delivery of Certificates. Each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates of Notes or similar changes), or there is filed with the SEC any document incorporated by reference into the Prospectus or (if required pursuant to the terms of a Terms Agreement) the Company sells Notes to an Agent pursuant to a Terms Agreement, the Company shall furnish or cause to be furnished to the Agents forthwith a certificate dated the date of filing with the SEC of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form satisfactory to the Agents to the effect that the statements contained in the certificate referred to in Section 5(b) hereof which was last furnished to the Agents are true and correct at the time of such amendment, supplement, filing or sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 5(b), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

          (c) Subsequent Delivery of Legal Opinions. Each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates of the Notes or similar changes or solely for the inclusion of additional financial information), or there is filed with the SEC any document incorporated by reference into the Prospectus or (if required pursuant to the terms of a Terms Agreement) the Company sells Notes to an Agent pursuant to a Terms Agreement, the Company shall furnish or cause to be furnished forthwith to the Agents and to counsel to the Agents a written opinion of Ms. Latz or Mr. Sholander, Counsel to the Company, or other counsel satisfactory to the Agents dated the date of filing with the SEC of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form and substance satisfactory to the Agents, of the same tenor as the opinion referred to in Section 5(a)(1) hereof, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion; or, in lieu of such opinion, counsel last furnishing such opinion to the Agents shall furnish the Agents with a letter substantially in the form of Appendix II hereto to the effect that the Agents may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

          (d) Subsequent Delivery of Comfort Letters. Each time that the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information or there is filed with the SEC any document incorporated by reference into the Prospectus which contains additional financial information or, (if required pursuant to the terms of a Terms Agreement) the Company sells Notes to an Agent pursuant to a Terms Agreement, the Company shall cause Coopers and Lybrand LLP forthwith to furnish the Agents with a letter, dated the date of effectiveness of such amendment, supplement or document with the SEC, or the date of such sale, as the case may be, in form satisfactory to the Agents, of the same tenor as the portions of the letter referred to in clauses (i) and (ii) of
Section 5(c) hereof but modified to relate to the Registration Statement and Prospectus, as amended and supplemented to the date of such letter, and of the same general tenor as the portions of the letter referred to in clauses (iii) and (iv) of said
Section 5(c) with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; provided, however, that if the Registration Statement or the Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, Coopers & Lybrand L.L.P. may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement unless any other information included therein of an accounting, financial or statistical nature is of such a nature that, in the reasonable judgment of the Agents, such letter should cover such other information.


          SECTION 8.  Indemnification.

          (a) Indemnification of the Agents. The Company agrees to indemnify and hold harmless each Agent and each person, if any, who controls such Agent within the meaning of Section 15 of the 1933 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such untrue statement or omission or such alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use in the Registration Statement or the Prospectus;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever, as incurred, (including the fees and disbursements of counsel chosen by such Agent) reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above.

          (b) Indemnification of Company. Each Agent agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of
Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use in the Registration statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

          (c) General. Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.


          SECTION 9.  Contribution.

          In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 8 hereof is for any reason held to be unavailable to or insufficient to hold harmless the indemnified parties although applicable in accordance with its terms, the Company and each Agent shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and such Agent, as incurred, in such proportions that such Agent is responsible for that portion represented by the percentage that the total commissions and underwriting discounts received by such Agent to the date of such liability bears to the total sales price from the sale of Notes sold to or through such Agent to the date of such liability, and the Company is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls such Agent within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.


          SECTION 10.  Payment of Expenses.

          The Company will pay all expenses incident to the performance of its obligations under this Agreement, including:

          (a)  The preparation and filing of the
     Registration Statement and all amendments thereto and the Prospectus and any amendments or supplements thereto;

          (b) The preparation, filing and reproduction of this Agreement;

          (c)  The preparation, printing, issuance and
     delivery of the Notes, including any fees and expenses relating to the use of book-entry notes;

          (d) The fees and disbursements of the Company's accountants and counsel, of the Note Trustee and its counsel, the Mortgage Trustee and its counsel, and of any Calculation Agent;

          (e) The reasonable fees and disbursements of counsel to the Agents incurred from time to time in connection with the transactions contemplated hereby;

          (f) The qualification of the Notes under state securities laws in accordance with the provisions of
     Section 4(h) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation of any Blue Sky Survey and any Legal
     Investment Survey;

          (g) The printing and delivery to the Agents in quantities as hereinabove stated of copies of the Registration Statement and any amendments thereto, and of the Prospectus and any amendments or supplements thereto, and the delivery by the Agents of the Prospectus and any amendments or supplements thereto in connection with solicitations or confirmations of sales of the Notes;

          (h) The preparation, printing, reproducing and delivery to the Agents of copies of the Indenture and all supplements and amendments thereto;

          (i) Any fees charged by rating agencies for the rating of the Notes;

          (j) The fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc.;

          (k)  Any advertising and other out-of-pocket
     expenses of the Agents incurred with the approval of the Company;

          (l) The cost of preparing, and providing any CUSIP or other identification numbers for, the Notes;
     and

          (m) The fees and expenses of any Depositary (as defined in the Indenture) and any nominees thereof in connection with the Notes.


          SECTION 11. Representations, Warranties and Agreements to Survive Delivery.

          All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto or thereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agents or any controlling person of the Agents, or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Notes.


          SECTION 12.  Termination.

          (a) Termination of this Agreement. This Agreement (excluding any Terms Agreement) may be terminated for any reason, at any time by either the Company or the Agents upon the giving of 30 days' written notice of such termination to the other party hereto.

          (b) Termination of a Terms Agreement. An Agent may terminate any Terms Agreement to which it is a party, immediately upon notice to the Company, at any time prior to the Settlement Date relating thereto (i) if there has been, since the date of such Terms Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, or (ii) if there shall have occurred any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities or other national or international calamity or crisis the effect of which is such as to make it, in the judgment of such Agent, impracticable to market the Notes or enforce contracts for the sale of the Notes, or (iii) if trading in any securities of the Company has been suspended by the SEC or a national securities exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the SEC or any other governmental authority, or if a banking moratorium shall have been declared by either Federal or New York authorities, or (iv) if the rating assigned by any nationally recognized securities rating agency to any debt securities of the Company as of the date of any applicable Terms Agreement shall have been lowered since that date or if any such rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company, or (v) if there shall have come to the attention of such Agent any facts that would cause such Agent to believe that the Prospectus, at the time it was required to be delivered to a purchaser of Notes, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading.

          (c) General. In the event of any such termination, neither party will have any liability to the other party hereto, except that (i) the Agents shall (except in the case of a termination pursuant to Section 12(b)(ii)) be entitled to any commission earned in accordance with the third paragraph of
Section 3(a) hereof, (ii) if at the time of termination (a) the Agents shall own any Notes purchased pursuant to a Terms Agreement with the intention of reselling them or (b) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or the agent of such purchaser, of the Note or Notes relating thereto has not occurred, the covenants set forth in Sections 4 and 7 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and (iii) the covenant set forth in Section 4(g) hereof, the provisions of Section 5 hereof, the indemnity and contribution agreements set forth in Sections 8 and 9 hereof, and the provisions of Sections 11 and 15 hereof shall remain in effect.


          SECTION 13.  Notices.

          Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telex, telecopier or telegram, and any such notice shall be effective when received at the address specified below.

          If to the Company:

               Kansas City Power & Light Company
               1201 Walnut
               Kansas City, Missouri  64106
               Attention:  Mr. John J. DeStefano, Treasurer
               Telecopy:  (816) 556-2787

          If to the Agents:

               Merrill Lynch & Co.
               Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated
               North Tower - 10th Floor
               World Financial Center
               New York, New York  10281-1310
               Attention:  MTN Product Management
               Telecopy:  (212) 449-2234


               Smith Barney Inc.
               1345 Avenue of the Americas
               New York, New York  10105
               Attention:  Manager, Capital Transactions Group
               Telecopy:  (212) 698-5517

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this
Section 13.


          SECTION 14.  Governing Law.

          This Agreement and all the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State. Any suit, action or proceeding brought by the Company against the Agents in connection with or arising under this Agreement shall be brought solely in the state or federal court of appropriate jurisdiction located in the Borough of Manhattan, The City of New York.


          SECTION 15.  Parties.

          This Agreement shall inure to the benefit of and be binding upon the Agents and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

          If the foregoing is in accordance with the Agents' understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Agents and the Company in accordance with its terms.

                              Very truly yours,

                              KANSAS CITY POWER & LIGHT COMPANY


                              By:  _________________________
                                   Name:
                                   Title:


Accepted:

Merrill Lynch, Pierce, Fenner & Smith
            Incorporated


BY:  ______________________________
     Name:
     Title:


Smith Barney Inc.


BY:  ______________________________
     Name:
     Title:

                                                        EXHIBIT A


          The following terms, if applicable, shall be agreed to by the Agents and the Company pursuant to each Terms Agreement:

          Principal Amount: $_________________
          Interest Rate:
               If Fixed Rate Note:
                    Interest Rate:
                    Interest Payment Dates:

               If Floating Rate Note:
                 Interest Rate Basis:
                    Initial Interest Rate:
                    Initial Interest Reset Date:
                    Spread or Spread Multiplier, if any:
                    Interest Rate Reset Date(s):
                    Interest Payment Date(s):
                    Index Maturity:
                    Maximum Interest Rate, if any:
                    Minimum Interest Rate, if any:
                    Interest Rate Reset Period:
                    Interest Payment Date:
                    Calculation Agent:

               If Redeemable:

                    Initial Redemption Date:
                    Initial Redemption Percentage:
                    Annual Redemption Percentage Reduction:

          Date of Maturity:
          Purchase Price: ____%
          Settlement Date and Time:
          Additional Terms:

Also, agreement as to whether the following will be required:

          Officer's Certificate pursuant to Section 7(b)
            of the Distribution Agreement.
          Legal Opinion pursuant to Section 7(c) of the
            Distribution Agreement.
          Comfort Letter pursuant to Section 7(d) of the
            Distribution Agreement.
          Stand-off Agreement pursuant to Section 4(k) of the Distribution Agreement.

                           SCHEDULE A

          As compensation for the services of the Agents hereunder, the Company shall pay to them, on a discount basis, a commission for the sale of each Note equal to the principal amount of such Note multiplied by the appropriate percentage set forth below:


                                                  PERCENT OF
MATURITY RANGES                                PRINCIPAL AMOUNT

From 9 months to less than 1 year..........                 .125%
From 1 year to less than 18 months.........                 .150
From 18 months to less than 2 years........                 .200
From 2 years to less than 3 years..........                 .250
From 3 years to less than 4 years..........                 .350
From 4 years to less than 5 years..........                 .450
From 5 years to-less than 6 years..........                 .500
From 6 years to less than 7 years..........                 .550
From 7 years to less than 10 years.........                 .600
From 10 years to less than 15 years........                 .625
From 15 years to less than 20 years........                 .700
From 20 years to 30 years..................                 .750

                                                       APPENDIX I

                  FORM OF OFFICER'S CERTIFICATE

                KANSAS CITY POWER & LIGHT COMPANY

          I, [authorized officer's name], [title) of Kansas City Power & Light Company, a Missouri corporation (the "Company"), pursuant to Section 5(b) of the Distribution Agreement dated November __, 1994 (the "Distribution Agreement") between the Company and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Smith Barney Inc., hereby certify that, to the best of my knowledge, after reasonable investigation:

          1. Since _________, 19__, there has been no material adverse change in the condition, financial or otherwise, of the Company, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business other than as contemplated or set forth in the prospectus (the "Prospectus") contained in the registration statement (File No. 33-________) relating to the Company's Medium-Term Notes (the "Registration Statement");

          2. The representations and warranties of the Company contained in Section 2 of the Distribution Agreement are true and correct with the same force and effect as though expressly made at and as of the date hereof;

          3. The Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date hereof; and

          4. No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Securities and Exchange Commission.

          IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Company.

Dated:  _______, 19__

                                        ________________________
                                        [Title]


[SEAL]



                                        _________________________
                                        [Title]

                                                      APPENDIX II




                    ___________________, 19__






MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
  Incorporated
Smith Barney Inc.
c/o Merrill Lynch & Co.
North Tower, 23rd Floor
World Financial Center
New York, New York  10281-1323

          Re:  Kansas City Power & Light Company
               Medium-Term Notes

Dear Sirs:

          I have delivered an opinion to you dated November __, 19__ as counsel to Kansas City Power & Light Company (the "Company"), pursuant to Section 5(a) of the Distribution Agreement, dated as of November __, 1994 between the Company and you, as Agents. You may continue to rely upon such opinion as if it were dated as of this date except that all statements and opinions contained therein shall be deemed to relate to the Registration Statement and Prospectus as amended and supplemented to this date.

          This letter is delivered to you pursuant to Section
7(c) of the Distribution Agreement.


                                   Very truly yours,